Exhibit 15


September 25, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We are aware that Biogen, Inc. has included, by reference, our reports dated April 27, 1995 and July 27, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statement on Form S-8 to be filed on or about September 26, 1995 We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP